U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 22, 2006

Commission File No. 333-118859

PACIFIC COAST NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

State of Organization	IRS Employer Identification
California	No. 61-1453556

905 Calle Amanacer, Suite 100
San Clemente, California 92673

Registrant’s telephone number: (949) 361-4300

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Pacific Coast National Bancorp (“Company”) announced that Tom Applegate joined the Company as a new director, effective February 22, 2006. Mr. Applegate will also serve as a director of the Company’s banking subsidiary, Pacific Coast National Bank (“Bank”). Mr. Applegate is a partner with CEA, LLP, a public accounting firm based in Carlsbad, California, and has been licensed as a certified public accountant for the past 24 years. He is a San Diego native and honors graduate of San Diego State University.

There are no arrangements between Mr. Applegate and any other persons pursuant to which Mr. Applegate was selected to serve on the Company’s Board of Directors. Mr. Applegate does not have a direct or indirect material interest in any currently proposed transaction to which the Company or Bank is to be a party in which the amount involved exceeds $60,000, nor has Mr. Applegate had a direct or indirect material interest in any such transaction since the Company’s or Bank’s inception. Mr. Applegate will not serve on any of the committees of the Company’s board of directors, but will serve on the Bank’s loan committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Coast National Bancorp

By:	/s/ Colin Forkner
Colin Forkner
Chief Executive Officer